EXHIBIT 5

                             ROBERT BRANTL, ESQ.
                              322 Fourth Street
                             Brooklyn, NY 11215
                                718-768-6045


May 27, 2005

Incode Technologies Corp.
111 Howard Blvd., Suite 108
Mt. Arlington, NJ 07856

Gentlemen:

With reference to the Registration Statement on Form S-8 which Incode Technologies Corp. proposes to file with the Securities and Exchange Commission registering 300,000,000 common shares which may be offered and sold by Incode Technologies Corp. under the 2005 Employee Incentive Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

                                               Yours,


                                              /s/ Robert Brantl
                                              -----------------
                                              Robert Brantl